POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer or director of Ohio Valley Banc Corp. (the "Corporation") or The Ohio Valley Bank Company (the "Bank") hereby constitutes and appoints Jeffrey E. Smith or Scott W. Shockey as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the name of the undersigned, place and stead, in any and all capacities to (i) sign the Registration Statement on Form S-1 for the registration of common shares of the Corporation with respect to the Corporation's Dividend Reinvestment and Employee Stock Purchase Plan (the "Plan") to be filed by the Corporation with the Securities and Exchange Commission, and any amendments thereto, and to file the same, with all exhibits, and other documents in connection therewith with the Securities and Exchange Commission; and (ii) sign any amendment to Form S-3 or other filing necessary with the Securities and Exchange Commission to terminate the registration on such Form S-3 of common shares of the Corporation in connection with the Plan, and any amendments thereto, and to file the same, with all exhibits, and other documents in connection therewith with the Securities and Exchange Commission; granting unto said attorneys-in-fact and agents or substitutes full power and authority to do and perform each and every thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or substitutes may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of this 26th day of February, 2008.


/s/ Anna P. Barnitz                                   /s/ Brent A. Saunders
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Anna P. Barnitz                                       Brent A. Saunders


/s/ Steven B. Chapman                                 /s/ Roger D. Williams
---------------------                                 ---------------------
Steven B. Chapman                                     Roger D. Williams


/s/ Robert E. Daniel                                  /s/ Lannes C. Williamson
--------------------                                  ------------------------
Robert E. Daniel                                      Lannes C. Williamson


/s/ Robert H. Eastman                                 /s/ Thomas E. Wiseman
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Robert H. Eastman                                     Thomas E. Wiseman


/s/ Harold A. Howe                                    /s/ David W. Thomas
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Harold A. Howe                                        David W. Thomas